UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 18, 2015

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry into a Material Definitive Agreement

On September 18, 2015, Tandy Leather Factory, Inc. (the “Company”) executed a Promissory Note and Business Loan Agreement with BOKF, NA dba Bank of Texas (“BOKF”), pursuant to which BOKF agreed to provide a line of credit facility to the Company of up to $6,000,000 (the “Debt Facility”).  The Debt Facility has a two-year term and is secured by the Company’s inventory.   The Business Loan Agreement contains covenants by the Company that it will maintain a funded debt to EBITDA ratio of no greater than 1.5 to 1, and that it will maintain a Fixed Charge Coverage Ratio greater than or equal to 1.2 to 1.  Both ratios are calculated quarterly and are based on a trailing four quarter basis.

Further, on September 18, 2015, the Company executed a Promissory Note with BOKF, pursuant to which BOKF agreed to provide a line of credit facility to the Company of up to $10,000,000 for the purpose of purchasing the Company’s common stock.  Under the terms of the Promissory Note, the Company may borrow sums up to the lesser of $10,000,000 or the purchase price of a maximum of 1.2 million shares of its common stock from the period September 18, 2015 and ending on the earlier of September 18, 2016 or the date on which the entire amount is drawn (the “Draw Period”).  During the Draw Period, the Company will make interest only payments monthly, at which time the principal balance will be rolled into a 4-year term note.  This Promissory Note is secured by a Deed of Trust on the real estate located at 1900 SE Loop 820, Fort Worth, Texas.

Amounts drawn under either Promissory Note accrue interest at the London interbank Eurodollar market rate for U.S. dollars (commonly known as “LIBOR”) plus 1.85%.  No proceeds were drawn on either line of credit upon closing.  There are no unused line fees associated with either facility.

The foregoing description of the Promissory Notes, Business Loan Agreement, and Deed of Trust is not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

A copy of the press release announcing the transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information concerning the Promissory Notes, Business Loan Agreement and Deed of Trust set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

The Registrant files the following exhibits as a material contract:
(d) Exhibits.
10.1*	Promissory Note, dated September 18, 2015, by and between Tandy Leather Factory, Inc. and BOKF, NA dba Bank of Texas
10.2*	Business Loan Agreement, dated September 18, 2015, by and between Tandy Leather Factory, Inc. and BOKF, NA dba Bank of Texas
10.3*	Promissory Note, dated September 18, 2015, by and between Tandy Leather Factory, Inc. and BOKF, NA dba Bank of Texas
10.4*	Deed of Trust, dated as of September 18, 2015, by and among Tandy Leather Factory, Inc., Jeffrey L Seasor and BOKF, NA dba Bank of Texas
99.1*	Press release, dated September 24, 2015.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: September 24 2015	By: /s/ Jon Thompson
Jon Thompson, Chief Executive Officer
and President